UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 2, 2017

Sanchez Midstream Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1000 Main Street, Suite 3000
Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 783-8000

Sanchez Production Partners LP

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 2, 2017, Sanchez Production Partners LP changed its name to Sanchez Midstream Partners LP (the “Partnership”).  The name change was effected pursuant to Section 17-202 of the Delaware Uniform Limited Partnership Act (the “DULPA”) by filing a Certificate of Amendment to Certificate of Limited Partnership with the Secretary of State of the State of Delaware.  Under the DULPA and the Partnership’s Second Amended and Restated Agreement of Limited Partnership, as amended, the name change did not require approval of the Partnership’s unitholders.

The name change does not affect the rights of the Partnership’s unitholders.  There were no other changes to the Partnership’s charter or other formation documents in connection with the name change.

A copy of the charter amendment effecting the name change, as filed with the Delaware Secretary of State on June 2, 2017, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01                                           Other Events.

On June 6, 2017, the Partnership’s common units, which trade on the NYSE MKT LLC, will cease trading under the ticker symbol “SPP” and will commence trading under the ticker symbol “SNMP”.

On June 2, 2017, the general partner of the Partnership changed its name to Sanchez Midstream Partners GP LLC.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibit No.	Exhibit

3.1	Certificate of Amendment to Certificate of Limited Partnership

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ MIDSTREAM PARTNERS LP

	By:	Sanchez Midstream Partners GP LLC,
its general partner

Date: June 2, 2017		By:	/s/ Charles C. Ward
Charles C. Ward
Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit

3.1	Certificate of Amendment to Certificate of Limited Partnership